Exhibit 99.1

KINGSWAY REPORTS FULL YEAR 2023 FINANCIAL RESULTS

Management to Host Conference Call Today at 5 p.m. ET

Save the Date: Kingsway to also Host Investor Day at the New York Stock Exchange on May 20, 2024

CHICAGO, March 5, 2024 - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced its operating results for the twelve months ended December 31, 2023, and announces its 2024 Investor Day will take place on May 20, 2024, at the New York Stock Exchange.

Full Year 2023 Consolidated Financial Highlights

●	Consolidated revenue increased 11% to $103.2 million for the twelve months ended December 31, 2023, compared to $93.3 million in prior year period
o	Extended Warranty revenue was $68.2 million in 2023 compared to $74.0 million in 2022; $4.9 million of the $5.8 million decrease was attributable to PWSC, which was sold in July 2022

o

KSX revenue increased by 82% to $35.0 million in 2023, compared to $19.2 million for 2022, primarily due to the inclusion of CSuite and SNS, which were acquired in November 2022, as well as the acquisitions of SPI (September 2023) and DDI (October 2023)

●	Consolidated net income was $24 million for the twelve months ended December 31, 2023, compared to $15.1 million in the prior year.

●

Twelve month run-rate adjusted EBITDA for the operating companies of $17 million to $18 million;  run-rate is intended to capture the 12-month earnings of what the company currently owns or has recently acquired and is not intended to be forward-looking guidance

●	Adjusted consolidated EBITDA was $9.1 million for the twelve months ended December 31, 2023, compared to $11.1 million in the prior year period
o	Combined adjusted EBITDA for the Extended Warranty segment and KSX segment was a total of $14.1 million compared to pro forma $14.5 million in 2022 (pro forma excludes the results of PWSC)

o

Extended Warranty adjusted EBITDA was $8.4 million in 2023 compared to pro forma $10.7 million in 2022 due to lower revenue and higher claims expense; the average cost per claim increased significantly during 2023 – especially in Q2 and Q3 – but started to level out coming into year-end, which was partially offset by tight expense management (pro forma excludes the results of PWSC).

o

KSX adjusted EBITDA increased by 50% to $5.7 million in 2023, compared to $3.8 million for 2022, primarily due to the inclusion of CSuite and SNS, which were acquired in November 2022; 2023 also includes DDI (October 2023) and SPI (September 2023).

Recent Business Highlights

●

Appointed Paul Vidal as the newest Operator-in-Residence (“OIR”) in the Company’s Kingsway Search Xclerator ("KSX") segment.  Prior to joining Kingsway, Mr. Vidal was Head of Operations for GrayMatter Robotics, where he led business operations, finance, and marketing for the rapidly growing AI industrial robotics company. Paul began his career as a Naval Aviator in the US Navy and British Royal Air Force.  He holds an MBA from Harvard Business School, an MA in National Security and Strategic Studies and graduation of the Naval Command and Staff College with combined highest honors from the US Naval War College, and a BS in History from the United States Naval Academy

●	Appointed Tyler Gordy to its Strategic Advisory Board. Mr. Gordy previously served as CEO of PWSC, which the Company sold in July 2022

John T. Fitzgerald, President and Chief Executive Officer of Kingsway, said, “Our full-year 2023 financial results were largely in-line with our expectations with revenue up 11% primarily due to growth in our Kingsway Search Xcelerator business from recent acquisitions.  We added two great new businesses to the platform this year and are excited about the progress we are making in building a wonderful acquisition engine for further growth.

“The strength of KSX was tempered by softness in Extended Warranty where macro-economic conditions continued to impact the end markets for our warranty products.  Importantly, our claims severity began to moderate towards the end of 2023, despite an overall increase in claims costs for the full year. We remain focused on disciplined management of our operating costs to mitigate against rising claims and we have been implementing certain pricing adjustments across all of our businesses to better align with current market conditions.

“Our KSX platform remains central to our strategy for growing our cash flows and increasing shareholder returns. Our recent acquisitions of Systems Products International, Inc. ("SPI") in September and Digital Diagnostics Imaging, Inc. ("DDI") in October expand our portfolio of growing, profitable, asset-light businesses. While it is still early, the transition of these companies into the KSX family has gone smoothly and they are both performing very well. We continue to target two to three acquisitions per year and currently have four OIRs actively searching for our next investment targets.”

Recent Financing Highlights

●	Through February 29, 2024, repurchased 1,093,861 of its warrants and 430,727 shares of its common stock at a combined cost of $7.2 million under its securities repurchase program

●

For 2023, exercises of 3,331,661 warrants (Q1 1,258,840; Q2 53,101; Q3 2,019,720) resulting in $16.7 million of cash to the Company; the warrants expired on September 15, 2023, and the Company has no warrants outstanding

●

Principal debt payments of $9.1 million in 2023 (excluding the subordinated debt repurchase); the Company had total net debt of $35.3 million as of December 31, 2023, compared with $37.9 million as of December 31, 2022

●	In March 2023, repurchased trust preferred debt to retire $96.7 million in principal and deferred interest, effectively paying 60.8 cents on the dollar, realizing an IRR greater than 20%

Conference Call and Webcast

Management will host a conference call at 5 p.m. Eastern Time today to discuss the results and host a live Q&A session. Additionally, investors may also submit questions via email to: James@HaydenIR.com.

Conference Call Information

Date: Tuesday, March 5, 2024
Time: 5 p.m. Eastern Time
Toll Free: 888-506-0062; Code: 322700
International: 973-528-0011; Code: 322700
Live Webcast Link: https://www.webcaster4.com/Webcast/Page/2928/50054

Conference Call Replay Information

Toll Free: 877-481-4010
International: 919-882-2331
Replay Passcode: 50054
Replay Webcast Link: https://www.webcaster4.com/Webcast/Page/2928/50054

Save the Date: Kingsway to Host Investor Day at the New York Stock Exchange on May 20, 2024

Kingsway with host an Investor Day following their Annual General Meeting of shareholders at the New York Stock Exchange on May 20, 2024, beginning at 9:30am ET.

Additional information will be available closer to the event date.

Individuals interested in attending or registering for the event may contact James Carbonara: James@haydenir.com

About the Company

Kingsway is a holding company that owns or controls subsidiaries primarily in the extended warranty and business services industries. The common shares of Kingsway are listed on the New York Stock Exchange under the trading symbol "KFS."

The Company serves the extended warranty industry through its operating subsidiaries IWS (iwsgroup.com), Penn Warranty (pennwarranty.com), Preferred Warranties (preferredwarranties.com) and Trinity Warranty Solutions (trinitywarranty.com).

The Company serves the business services industry through its operating subsidiaries CSuite (csuitefinancialpartners.com), Ravix (ravixgroup.com), Secure Nursing Service (securenursing.com) and Digital Diagnostics, Inc  (ddimagingusa.com).

Non U.S. GAAP Financial Measure

Management believes that non-GAAP adjusted EBITDA, when presented in conjunction with comparable GAAP measures, provides useful information about the Company's operating results and enhances the overall ability to assess the Company's financial performance. Management uses non-GAAP adjusted EBITDA, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted EBITDA allows investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. Management believes that non-GAAP adjusted EBITDA, when viewed with the Company's results under GAAP and the accompanying reconciliations, provides useful information about the Company's business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by the factors listed in the attached schedules, Management believes that non-GAAP adjusted EBITDA can provide useful additional basis for comparing the current performance of the underlying operations being evaluated. Investors should consider this non-GAAP measure in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. Investors are encouraged to review the Company's financial results prepared in accordance with GAAP to understand the Company's performance taking into account all relevant factors.

Forward-Looking Statements

This press release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects," "believes," "anticipates," "intends," "estimates," "seeks" and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled "Risk Factors" in the Company's 2023 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission's website at www.sec.gov, on the Canadian Securities Administrators' website at www.sedar.com, or through the Company's website at www.kingsway-financial.com.

For Media Inquiries: Hayden IR James Carbonara (646) 755-7412 james@haydenir.com	For Company Inquiries: Kingsway Financial Services Inc. Kent Hansen, CFO (312) 766-2163 khansen@kingsway-financial.com

Kingsway Financial Services Inc.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	12/31/23	12/31/23	9/30/23	6/30/23	3/31/23
GAAP Net Income (Loss)	$24,012	$(1,485)	$(675)	$(1,667)	$27,839

Non-GAAP Adjustments:
Discontinued operations	1,538	1,877	(122)	(110)	(107)
Gain on extinguishment of debt (1)	(31,616)	—	—	—	(31,616)
Gain on sale of PWSC (2)	(342)	—	(342)	—	—
Changes in fair value; realized gains/losses (3)	(689)	217	174	(1,225)	145
Employee related expenses (4)	1,985	755	479	368	383
Other items (5)	3,639	1,081	334	1,633	591
Depreciation, amortization, tax and interest expense	10,571	177	2,450	2,780	5,164
Total Non-GAAP Adjustments	(14,914)	4,107	2,973	3,446	(25,440)

Non-GAAP Adjusted EBITDA	$9,098	$2,622	$2,298	$1,779	$2,399

	Twelve Months Ended	For the Three Months Ended
	12/31/22	12/31/22	9/30/22	6/30/22	3/31/22
GAAP Net Income (Loss)	$15,065	$(17,339)	$37,273	$(2,365)	$(2,504)

Non-GAAP Adjustments:
Discontinued operations	15,067	15,678	1,670	(786)	(1,495)
Gain on sale of PWSC (2)	(26,447)	—	(26,447)	—	—
Changes in fair value; realized gains/losses (3)	(9,686)	(1,249)	(12,951)	2,479	2,035
Employee related expenses (4)	2,653	670	321	507	1,155
Other items (5)	1,172	1,532	184	86	(630)
Depreciation, amortization, tax and interest expense	13,305	4,053	3,573	3,218	2,461
Total Non-GAAP Adjustments	(3,936)	20,684	(33,650)	5,504	3,526

Non-GAAP Adjusted EBITDA (6)	$11,129	$3,345	$3,623	$3,139	$1,022

Other reductions (7)	$944	—	—	—	$944

(1)

Gain on extinguishment of debt consists of a $31.6 million gain related to the repurchase of TruPs debt having a principal amount of $75.5 million and results from removing the fair value of the debt ($56.1 million), deferred interest payable ($23.0 million) and accumulated other comprehensive income ($27.2 million) liabilities; the trust preferred debt repurchase options ($17.7 million) and accrued income receivable ($0.6 million) assets.  See Note 11 "Debt," to the unaudited consolidated interim financial statements, for further discussion

(2)

Gain on sale of PWSC, net of transaction expenses that are included in consolidated operating expenses, as well as income taxes associated with the sale.  The Company estimates that had the gain not occurred, the Company would have recorded a tax benefit; therefore taxes of $6.1 million are included in this line item for the three months ended 9/30/22.

(3)

Includes realized and unrealized gains and losses on non-core investments; change in the fair value of subordinated debt (net of the portion of the change attributable to instrument-specific credit risk); unrealized gain on the change in fair value of the trust preferred security options; and change in the fair value of the Ravix earn-out (changes in fair value recorded as other income or expense).

(4)

Employee related expenses includes charges relating to severance and consulting agreements pertaining to former key employees; non-cash expense arising from the grant and modification of stock-based awards to employees; and costs associated with employees assisting during a transition period and are not expected to be replaced once transition period has ended (approximately one year from acquisition date).

(5)

Other items include:  legal expenses associated with the Company’s defense against significant litigation matters; acquisition-related expenses; expense relating to the settlement of all remaining Amigo claims; and other non-recurring items.

(6)	Includes the results of PWSC through the date of sale (end of July 2022).
(7)

The three months ended 3/31/2022 include a non-cash net charge of $0.9 million relating to change in estimate in accounting for IWS deferred revenue and deferred contract costs associated with vehicle service contract administration fees.

Kingsway Financial Services Inc.

Reconciliation of Extended Warranty Segment Operating Income to Non-GAAP Adjusted EBITDA

and Pro Forma Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	12/31/23	12/31/23	9/30/23	6/30/23	3/31/23
GAAP Operating Income for Extended Warranty segment	$6,983	$2,381	$1,778	$1,392	$1,432

Non-GAAP Adjustments:
Investment income (1)	1,061	301	273	256	231
Gain (loss) on sale of investments (2)	137	13	14	12	98
Depreciation	245	62	57	62	64
Total Non-GAAP Adjustments	1,443	376	344	330	393

Non-GAAP adjusted EBITDA for Extended Warranty segment	$8,426	$2,757	$2,122	$1,722	$1,825

	Twelve Months Ended	For the Three Months Ended
	12/31/22	12/31/22	9/30/22	6/30/22	3/31/22
GAAP Operating Income for Extended Warranty segment	$9,879	$2,759	$2,461	$2,936	$1,723

Non-GAAP Adjustments:
Investment income (1)	510	193	145	96	76
Gain (loss) on sale of investments (2)	918	(23)	961	(16)	(4)
Depreciation	292	61	70	87	74
Total Non-GAAP Adjustments	1,720	231	1,176	167	146

Non-GAAP adjusted EBITDA for Extended Warranty segment	$11,599	$2,990	$3,637	$3,103	$1,869
PWSC operating income (3)	(888)	-	147	(737)	(298)
PWSC depreciation (3)	(44)	-	(8)	(25)	(11)
Pro forma Non-GAAP adjusted EBITDA for Extended Warranty segment	$10,667	$2,990	$3,776	$2,341	$1,560

Other reductions (4)	$944	—	—	—	$944

(1)   Investment income arising as part of Extended Warranty segment’s minimum holding requirements.

(2)   Realized Gains (losses) resulting from investments either held in trust as part of Extended Warranty segment’s minimum holding requirements or from the deployment of excess cash.

(3)   Amounts relating to the sale of PWSC (end of July 2022) in order to remove PWSC from all periods presented.

(4)   The three months ended 3/31/2022 include a non-cash net charge of $0.9 million relating to change in estimate in accounting for IWS deferred revenue and deferred contract costs associated with vehicle service contract administration fees.

Kingsway Financial Services Inc.

Reconciliation of KSX Segment Operating Income to Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	12/31/23	12/31/23	9/30/23	6/30/23	3/31/23
GAAP Operating Income for KSX segment	$5,252	$1,056	$1,003	$1,616	$1,577

Non-GAAP Adjustments:
Employee costs (1)	380	128	87	78	87
Depreciation	24	24	—	—	—
Total Non-GAAP Adjustments	404	152	87	78	87

Non-GAAP adjusted EBITDA for KSX segment	$5,656	$1,208	$1,090	$1,694	$1,664

	Twelve Months Ended	For the Three Months Ended
	12/31/22	12/31/22	9/30/22	6/30/22	3/31/22
GAAP Operating Income for KSX segment	$3,548	$1,126	$723	$893	$806

Non-GAAP Adjustments:
Employee costs (1)	235	70	55	55	55
Total Non-GAAP Adjustments	235	70	55	55	55

Non-GAAP adjusted EBITDA for KSX segment	$3,783	$1,196	$778	$948	$861

(1)	Costs associated with employees assisting during a transition period and are not expected to be replaced once transition period has ended (approximately one year from acquisition date).